UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2020

BIOHITECH GLOBAL, INC.

  (Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

 Underwritten Public Offering

On July 27, 2020, BioHiTech Global, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”), as representative of certain underwriters (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, we agreed to issue and sell 4,550,000 shares of our common stock, par value $0.0001 per share (the “Underwritten Shares”), at a price to the public of $1.81 per share. Pursuant to the Underwriting Agreement, we also granted the underwriter an option to purchase up to an additional 682,500 shares of our common stock (together with the Underwritten Shares, the “Shares”) within 45 days after the date of the Underwriting Agreement to cover over-allotments, if any. The final prospectus for the offering was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended, on July 29, 2020 as Amendment No. 1 to Prospectus Supplement.

The offering was consummated on July 29, 2020. The Underwriters received underwriting commissions of 9% for approximately $741,195, plus reimbursement of counsel fees in the amount of $65,000. Maxim acted as the lead book-running manager for the offering and Spartan Capital Securities, LLC acted as co-book-runner for the offering. In addition, we agreed to issue warrants to purchase 318,500 shares of our Common Stock to the Underwriters (the “Underwriters’ Warrants”), as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Underwriters’ Warrants will be exercisable for a period commencing 180 days following the closing of the offering and ending on the fifth anniversary of the closing date at an exercise price equal to $1.991 per share, or 110% of the offering price of the common stock. We agreed to grant the Underwriters piggy-back registration rights for five (5) years in the event we file certain registration statements for the registration of other shares of Common Stock.

The net proceeds to the Company after underwriter's commission and agreed upon customary fees and expenses were approximately $7,429,305.00, before deducting the Company's legal and accounting expenses related to the Offering. The Company intends to use the net proceeds to fund general corporate purposes and to fund ongoing operations.

The Underwriting Agreement contains customary representations, warranties and covenants made by us.  It also provides for customary indemnification by us and the underwriters for losses or damages arising out of or in connection with the sale of the Shares.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company have entered into an agreement with the representative of the underwriters not to sell, transfer or otherwise dispose of our securities, subject to certain exceptions, during the 90-day period following the offering, subject to extension in certain circumstances.

A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such exhibit.

A copy of the form of Underwriters’ Warrant is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

Press Releases for Underwritten Public Offering

On July 29, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Underwritten Offering in the press release is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
5.1	Opinion of McCarter & English, LLP
10.1	Underwriting Agreement with Maxim Group, LLC. dated July 27, 2020
10.2	Form of Underwriter Warrant
99.1	Press Release dated July 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2020	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)